EXHIBIT 11.1

                         THE CHARLES SCHWAB CORPORATION

                        Computation of Earnings Per Share
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                  Three Months Ended      Six Months Ended
                                                                       June 30,                June 30,
                                                                 1997          1996       1997        1996
                                                                 -----         -----     -----       ----
Net Income                                                     $  63,962   $  70,095   $ 130,697  $ 117,038
============================================================================================================

Shares*
    Primary:
    Weighted-average number of common shares outstanding         175,619     173,865     175,400    173,584
    Common stock equivalent shares related to option plans         5,472       5,385       5,559      5,485
------------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                     181,091     179,250     180,959    179,069
============================================================================================================

    Fully Diluted:
    Weighted-average number of common shares outstanding         175,619     173,865     175,400    173,584
    Common stock equivalent shares related to option plans         5,722       5,414       5,684      5,605
------------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                     181,341     179,279     181,084    179,189
============================================================================================================

Primary/Fully Diluted Earnings Per Share*                      $     .35   $     .39   $     .72  $     .65
============================================================================================================


     * Excludes the effects of the three-for-two common stock split declared July 16, 1997, payable September 15, 1997.